SE Financial Corp.

                                                           FOR IMMEDIATE RELEASE
                                                          Contact: Pamela M. Cyr
                                                               President and CEO
                                                                  (215) 468-1700

                               SE FINANCIAL CORP.
                      ANNOUNCES SECOND QUARTER 2005 RESULTS


         Philadelphia,  Pennsylvania,  June 1, 2005 - SE Financial Corp. (OTCBB:
SEFL) (the "Company") the holding company for St. Edmond's Federal Savings Bank announced net income of $204.4 thousand, or $.09 per share, for the three months ended April 30, 2005 compared to $149.1 thousand for the same period last year. For the six months ended April 30, 2005, the Company had net income of $475.3 thousand, or $.20 per share compared to $248.7 thousand for the six months ended April 30, 2004. Per share figures are not applicable for the six months and three months ended April 30, 2004 because the Bank's conversion to stock form and the Company's concurrent initial public offering were not completed until May 6, 2004.

         For the three months ended April 30, 2005, net interest income after provision for loan losses totaled $1.0 million compared to $706.6 thousand for the three months ended April 30, 2004, an increase of $330.9 thousand, or 46.8%. This increase is attributable to an increase in the average balance of interest-earning assets to $120.0 million for the three months ended April 30, 2005 compared to $87.5 million for the three months ended April 30, 2004. Non-interest income was $115.8 thousand for the three months ended April 30, 2005 compared to $95.7 thousand for the three months ended April 30, 2004. Non-interest expense was $858.6 thousand for the three months ended April 30, 2005 compared to $578.9 thousand for the three months ended April 30, 2004.

         For the six months ended April 30, 2005, net interest income after provision for loan losses totaled $2.0 million compared to $1.3 million for the six months ended April 30, 2004, an increase of $691.6 thousand, or 51.3%. This increase is attributable to an increase in the average balance of interest-earning assets to $119.5 million for the six months ended April 30, 2005 compared to $85.4 million for the six months ended April 30, 2004. Non-interest income was $213.0 thousand for the six months ended April 30, 2005 compared to $177.9 thousand for the six months ended April 30, 2004. Non-interest expense was $1.6 million for the six months ended April 30, 2005 compared to $1.1 million for the six months ended April 30, 2004.

         Total assets at April 30, 2005 were $124.8 million compared to $124.8 million at October 31, 2004. Cash and cash equivalents decreased to $2.7 million at April 30, 2005 from $6.2 million at October 31, 2004. Investment securities available for sale decreased to $45.2 million at April 30, 2005 from $48.4 million at October 31, 2004. Net loans increased $6.8 million, or 10.4%, to $71.6 million at April 30, 2005 from $64.8 million at October 31, 2004. Deposits increased to $77.3 million at April 30, 2005 from $75.4 million at October 31, 2004. Borrowed money decreased to $15.0 million at April 30, 2005 from $16.6 million at October 31, 2004.

         SE Financial Corp. is the holding company for St. Edmond's Federal Savings Bank, a federally chartered stock savings institution with two offices located in Philadelphia, Pennsylvania and Sewell, New Jersey.

         Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

          SE FINANCIAL CORP.

     ---------------------------------------------------------------------------------------------------------------------------
     Selected Income Statement Data (Unaudited)
     (Dollars in thousands except per share data)

                                                             Three Months Ended April 30,          Six Months Ended April 30,
                                                             ----------------------------          ---------------------------
                                                                2005               2004                2005              2004
                                                             ----------          -------            ----------         -------
        Interest income                                      $    1,692          $ 1,211            $    3,328         $32,391
        Interest expense                                            621              495                 1,236           1,024
                                                             ----------          -------            ----------         -------
        Net interest income                                       1,071              716                 2,092           1,367
        Provision for loan losses                                    34                9                    51              18
                                                             ----------          -------            ----------         -------
        Net interest income after provision for loan losses       1,037              707                 2,041           1,349
        Noninterest income                                          116               96                   213             178
        Noninterest expense                                         859              580                 1,552           1,142
                                                             ----------          -------            ----------         -------
        Income before taxes                                         294              223                   702             385
        Income tax expense                                           90               74                   227             136
                                                             ----------          -------            ----------         -------
        Net income                                           $      204          $   149            $      475         $   249
                                                             ==========          =======            ==========         =======

        Weighted average shares outstanding (1)               2,386,115               na             2,383,005              na
        Earnings per share (1)                               $     0.09               na            $     0.20              na

     ---------------------------------------------------------------------------------------------------------------------------

     Performance Ratios (Unaudited)                          Three Months Ended April 30,         Six Months Ended April 30,
                                                             ------------------------------       --------------------------
                                                                2005             2004                2005            2004
                                                             --------------   -------------       -------------   ----------
        Return on average assets (2)                            0.65%            0.65%               0.76%           0.56%
        Return on average equity (2)                            2.58%            7.42%               3.00%           6.30%
        Net yield on average interest earning assets (2)(3)     3.63%            3.32%               3.56%           3.27%

     ---------------------------------------------------------------------------------------------------------------------------

     Selected Balance Sheet Data (Unaudited)
     (Dollars in thousands except per share data)                     April 30,                          October 31,
                                                                        2005                                 2004
                                                                     -----------                         -----------
        Assets                                                       $ 124,847                           $ 124,779
        Loan receivable, net                                            71,566                              64,810
        Cash and cash equivalents                                        2,677                               6,181
        Investment securities available for sale                        45,214                              48,437
        Deposits                                                        77,321                              75,385
        FHLB borrowings                                                 15,044                              16,576
        Total stockholders' equity                                      31,696                              31,603
        Ending shares outstanding (1)                                2,387,301                           2,378,125
        Book value per share (1)                                         13.28                               13.29
        Stockholders' equity to total assets                             25.39%                              25.33%

     ---------------------------------------------------------------------------------------------------------------------------

     Asset Quality (Unaudited)
     (Dollars in thousands)                                            April 30,                            October 31,
                                                                          2005                                 2004
                                                                       ---------                            -----------
        Non-performing assets (4)                                      $    61                               $ 126
        Allowance for losses                                               407                                 343
        Non-performing assets to total assets                             0.05%                              0.10%
        Allowance for losses to total loans                               0.56%                              0.53%
        Allowance for losses to non-performing assets                   667.21%                            272.22%

     ---------------------------------------------------------------------------------------------------------------------------

(1) Shares outstanding does not include unreleased ESOP shares for purposes of the weighted average shares outstanding calculation and the ending shares outstanding calculation. Earnings per shares figures reflect earnings since becoming a public company on May 6, 2004.
(2)  Annualized for the six months ended April 30, 2005 and 2004.
(3) The yield on municipal securities has been adjusted to a tax-equivalent basis.
(4)  Non-performing assets include non-accrual loans and real estate owned.